Exhibit 99.1

Pinnacle West Capital Corporation

Quarterly Consolidated Statistical Summary
Periods Ended June 30, 2004 and 2003

List of Contents

2004 Second-Quarter Summary

2004 Year-to-Date

2003 by Quarter

2002 by Quarter

2001 by Quarter

Quarters may not sum to totals due to rounding.

The definitions of terms used in this statistical summary are contained in the “Glossary of Terms” on the Pinnacle West website at:
http://www.pinnaclewest.com/files/investors/2004Q2QuarStatsGloss.pdf

This statistical data may be graphed in various quarterly or annual comparisons using the “Interactive Charts” tool on the Pinnacle West website at:
http://www.pinnaclewest.com/main/pnw/investors/financials/quarterly/landing.html